UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2008

Pacific Biometrics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 13, 2008, Pacific Biometrics, Inc. filed its quarterly report on Form 10-Q reporting its financial results for the first quarter of fiscal 2009.

Pacific Biometrics, Inc. will hold its quarterly conference call to discuss the first quarter financial results on Friday, November 14, 2008, at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time). Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and requesting participation in the "Pacific Biometrics, Inc. Conference Call" a few minutes before 11:30 a.m. EST on November 14, 2008. A replay of the conference call will be available one hour after the call through November 21, 2008 at 5:00 p.m. EST by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 425328.

The information contained in this Item 7.01 on Form 8-K and the attached exhibit is being "furnished" only, and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information contained in this report shall not be incorporated by reference into any of Pacific Biometrics' filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date hereof), except as expressly set forth by specific reference in any such filing, and regardless of any general incorporation language in any such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biometrics, Inc.

November 13, 2008	By:	/s/ John P. Jensen

Name: John P. Jensen
Title: Vice President of Finance and Controller